SECURITY AGREEMENT

        THIS SECURITY AGREEMENT (this “Agreement”) is made as of this 27th day of December, 2002 by and between DISCOVERY TOYS, INC. (the “Borrower”), a California corporation, with an address at 6400 Brisa Street, Livermore, CA 94550 and AVON PRODUCTS, INC. (the “Creditor”), a New York corporation, with an address at 1345 Avenue of the Americas, New York, NY 10105.

        Under the terms hereof, the Creditor desires to obtain and the Borrower desires to grant the Creditor security for all of the Obligations (as hereinafter defined).

        NOW, THEREFORE, the Borrower and the Creditor, intending to be legally bound, hereby agree as follows:

      1.      Definitions.

        “Bank Control Agreement” shall have the meaning set forth in Section 8(d) herein.

        “Chattel Paper” shall have the meaning set forth in the UCC.

        “Collateral” shall mean and include all of the following assets, properties, rights and interests of Borrower, including, without limitation, all such items referenced in the Perfection Certificate, but excluding any Equipment covered by a Certificate of Title whether now owned and existing or hereafter arising, acquired or created, and wherever located:

        (i)  all Receivables;

        (ii)  all Equipment;

        (iii)  all General Intangibles;

        (iv)  all Inventory;

        (v)  all Investment Property;

        (vi)  all Subsidiary Stock;

        (vii)  any and all balances, credits, deposits, accounts, or moneys of or in Borrower’s name in the possession or control of, or in transit to, any financial institution (including, without limitation, all sums on deposit therein from time to time and all securities, instruments and accounts in which such sums are invested from time to time);

        (viii)  all of Borrower’s right, title and interest in and to (a) its respective goods and other property including, but not limited to all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (b) all of the Borrower’s rights as a cosignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (c) all additional amounts due to Borrower from any Customer relating to the Receivables; (d) other property, including warranty claims, relating to any goods securing this Agreement; (e) all of Borrower’s contract rights, rights of payment which have been earned under a contract right, instruments, documents, chattel paper, warehouse receipts, Deposit Accounts, money, Security Account, securities, letter of credit rights, supporting obligations, commercial tort claims and financial assets; (f) if and when obtained by Borrower, all real and personal property of third parties in which Borrower has been granted a lien or security interest as security for the payment or enforcement of Receivables; and (g) any other goods, personal property or real property now owned or hereafter acquired in which Borrower has expressly granted a security interest or may in the future grant a security interest to Creditor hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Creditor and Borrower;

        (ix)  all of Borrower’s ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (whether owned by Borrower or in which it has an interest), computer programs, tapes, disks and documents relating to (i), (ii), (iii), (iv), (v), (vi), (vii) or (viii) of this Paragraph; and

        (xvii)  all proceeds and products of (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) or (ix) in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

        “Customers” shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with Borrower, pursuant to which Borrower is to deliver any personal property or perform any services.

        “Deposit Accounts” shall have the meaning set forth in the UCC and shall include the deposit accounts listed in the Perfection Certificate, provided that the term applies only to a Deposit Account with an annual balance of $100,000 or more.

        “Equipment” shall mean and include all of Borrower’s goods (other than Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

        “General Intangibles” shall mean and include all of Borrower’s general intangibles, whether now owned or hereafter acquired including, without limitation, all payment intangibles, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, trademark applications, service marks, trade secrets, goodwill, copyrights, design rights, software, computer information, source codes, codes, records and dates, registrations, licenses, franchises, Customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Receivables by a Customer (other than to the extent covered by Receivables) all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

        “Inventory” shall mean and include all of Borrower’s now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Borrower’s business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

        “Investment Property” shall mean and include all of Borrower’s now owned or hereafter acquired securities (whether certificated or uncertificated), securities entitlements, securities accounts, commodities contracts and commodities accounts.

        “Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

        “Lien Intercreditor Agreement” shall mean the Lien Intercreditor Agreement between between PNC Bank, National Association, a national banking association, as agent for the Bank Lenders referred to therein and Avon Products, Inc., a New York corporation and any other such agreement Creditor is required to enter into with a substitute or additional lender or lenders holding Senior Debt pursuant to Section 24.

         “Obligations” shall include all loans, advances, debts, liabilities, obligations, covenants and duties owing from the Borrower to the Creditor or to any other direct or indirect subsidiary of Creditor, of any kind or nature, present or future (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document, whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, under any interest or currency swap, future, option or other interest rate protection or similar agreement, or in any other manner, whether arising out of overdrafts on deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of the Creditor’s non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, and any amendments, extensions, renewals or increases and all costs and expenses of the Creditor incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including reasonable attorneys’ fees and expenses.

        “Perfection Certificate” shall mean the Perfection Certificate in the form substantially as set forth in Exhibit A hereto and any supplement thereto as may be executed from time to time as provided herein.

        “Permitted Encumbrances” shall mean (a) Liens in favor of PNC for the benefit of PNC; (b) Liens in favor of a Senior Lender for Senior Debt; (c) Liens in favor of Creditor for the benefit of Creditor; (d) Liens for taxes, assessments or other governmental charges not delinquent, or, being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Borrower; provided, that, the Lien shall have no effect on the priority of the Liens in favor of PNC, a Senior Lender or Creditor or the value of the assets in which PNC, a Senior Lender or Creditor have such a Lien and a stay of enforcement of any such Lien shall be in effect; (e) deposits or pledges to secure obligations under worker’s compensation, social security or similar laws, or under unemployment insurance; (f) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of borrowed money), leases, statutory obligations, performance, customs, surety and appeal bonds and other obligations of like nature arising in the ordinary course of Borrower’s business; (g) judgment Liens that have been stayed or bonded and mechanics’, workers’, materialmen’s or other like Liens arising in the ordinary course of Borrower’s business with respect to obligations which are not due or which are being contested in good faith by Borrower; (h) Liens placed upon fixed assets (and proceeds thereof) hereafter acquired to secure all or a portion of the purchase price thereof, provided that (x) any such lien shall not encumber any other property of Borrower and (y) the aggregate amount of indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the sum of Five Hundred Thousand Dollars ($500,000.00 or such greater amount as the holders of Senior Debt shall approve); (i) other Liens incidental to the conduct of Borrower’s business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from PNC’s, a Senior Lender’s or Creditor’s rights in and to the Collateral or the value of Borrower’s property or assets or which do not materially impair the use thereof in the operation of Borrower’s business; (j) Liens disclosed on Exhibit B; and (k) easements, rights-of-way, restrictions and other similar encumbrances which do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of Borrower.

        “Person” shall mean an individual, partnership, a corporation, a business trust, a joint stock company, limited liability company, a trust, an unincorporated association, a joint venture, a governmental body or any other entity of whatever nature.

        “PNC” shall mean PNC Bank, National Association and any replacement lender under that certain Revolving Credit and Security Agreement dated as of June 1, 1999 between PNC, as lender and as agent for the lenders, and Borrower.

        “PNC Documents” shall mean all documents, instruments and agreements between PNC and Borrower executed in connection with that certain Revolving Credit and Security Agreement dated as of June 1, 1999 between PNC, as lender and as agent for the lenders, and Borrower, as amended from time to time.

        “Receivables” shall mean and include, as to Borrower, all of Borrower’s accounts, contract rights, instruments (including those evidencing indebtedness owed to Borrower by its Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, drafts and acceptances, credit card receivables and all other forms of obligations owing to Borrower arising out of or in connection with the sale or lease of Inventory or the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Creditor hereunder.

        “Securities Account” shall have the meaning set forth in the UCC and shall include the securities accounts listed in the Perfection Certificate.

        “Securities Control Agreement” shall have the meaning set forth in Section 8(e)(i) herein.

        “Senior Debt” shall mean and include the outstanding principal of, premium, if any, and interest on all indebtedness of Borrower (including any interest accruing thereon after maturity or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to: (i) PNC, as agent for the lenders, under the PNC Documents, on the terms and conditions available under the PNC Documents and up to the maximum amount of Seven Million Dollars ($7,000,000.00); or (ii) any other lender or lenders under any substitute working capital, letter of credit, surety or other like facility made available to Borrower from time to time, up to an aggregate maximum amount of Seven Million Dollars ($7,000,000.00) as to all such lenders at any given time; or (iii) any renewals, extensions, deferrals or replacements of any such indebtedness referred to in clause (i) or (ii) above up to a maximum amount of Seven Million Dollars ($7,000,000) as t oall such renewals, extensions, deferrals or replacements.

        “Senior Lender” shall mean PNC or any other lender or lenders holding Senior Debt.

        “Subsidiary” of any Person shall mean a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly by such Person.

        “Subidiary Stock” shall mean all of the issued and outstanding shares of stock owned by Borrower or any Subsidiary of Borrower.

        “UCC” shall mean the Uniform Commercial Code, as adopted and enacted and as in effect from time to time in the State whose law governs pursuant to the Section of this Agreement entitled Governing Law and Jurisdiction. Terms used herein which are defined in the UCC and not otherwise defined herein shall have the respective meanings ascribed to such terms in the UCC.

    2.        Grant of Security Interest. To secure the prompt payment and performance to the Creditor of the Obligations, the Borrower, as debtor, hereby assigns and grants to the Creditor, as secured party, a continuing lien on and security interest in and to all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located.

    3.        Change in Name or Locations. The Borrower hereby agrees that if the location of the Collateral changes from the locations listed on the Perfection Certificate and made part hereof, or if the Borrower changes its name or form or jurisdiction of organization, or establishes a name in which it may do business that is not listed as a tradename on the Perfection Certificate, the Borrower will immediately notify the Creditor in writing of the additions or changes. The Borrower’s chief executive office, form of organization and jurisdiction of organization are also shown on the Perfection Certificate.

    4.        Representations and Warranties. The Borrower represents and warrants to the Creditor that:

        (a) the Borrower has good, marketable and indefeasible title to the Collateral, has not made any prior sale, pledge, encumbrance, assignment or other disposition of any of the Collateral, and the Collateral is free from all encumbrances and rights of setoff, with the exception of Permitted Encumbrances. No effective financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Creditor pursuant to this Agreement and such as have been filed in favor of PNC pursuant to the PNC Documents or other creditors holding Permitted Encumbrances;

        (b) each account and general intangible, if included in the definition of Collateral, is genuine and enforceable in accordance with its terms;

        (c) at the time any account or general intangible becomes subject to this Agreement, such account or general intangible will be a good and valid account representing a bona fide sale of goods or services by the Borrower and such goods will have been shipped to the respective account debtors or the services will have been performed for the respective account debtors, and no such account or general intangible will be subject to any claim for credit, allowance or adjustment by any account debtor or any setoff, defense or counterclaim;

        (d)  the Borrower (i) is duly organized and validly existing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority enter into this Agreement and to carry out the obligations hereunder, and (iii) has duly executed and delivered this Agreement. This Agreement and each other document, statement, or instrument relating hereto, when executed and delivered by the Borrower, will constitute, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

        (e)  No authorization, approval or other action by, and no notice to or filing with, any governmental authority is required for either (i) the pledge or grant by the Borrower of the Liens purported to be created in favor of Creditor hereunder, or (ii) the exercise by the Creditor of any rights or remedies in respect of any Collateral other than any filing of UCC financing statements that may be required to perfect the security interest granted hereunder.

        (f)  Except property where delivery of the property is required to perfect a security interest, the security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified in Section III.B of the Perfection Certificate, will constitute valid perfected security interests in all of the Collateral in favor of the Creditor as collateral security for the Obligations, enforceable in accordance with the terms hereof against all creditors of the Borrower and any persons purporting to purchase any Collateral from the Borrower; and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens in favor of any Senior Lender that have priority over the Liens on the Collateral or other creditors having a Permitted Encumbrance.

        (g)  The Perfection Certificate will be responsive in all material respects to the requirements thereof as of the date thereof and will be true and correct in all material respects as of the date thereof to the knowledge of the Borrower. If the Borrower becomes aware that the then current Perfection Certificate was incorrect in any material respect as of the date thereof, the Borrower will promptly notify Creditor and provide a corrected Perfection Certificate.

    5.        Borrower’s Covenants. The Borrower covenants as to the following:

        (a)  the Borrower shall, from time to time and at all reasonable times allow the Creditor, by or through any of its officers, agents, attorneys, or accountants, to examine or inspect the Collateral and obtain valuations and audits of the Collateral, at the Borrower’s expense, wherever located. The Borrower shall do, obtain, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as the Creditor may require to vest in and assure to the Creditor its rights hereunder and in or to the Collateral, and the proceeds thereof, including waivers from landlords, warehousemen and mortgagees;

        (b)  the Borrower shall keep the Collateral in good order and repair at all times and immediately notify the Creditor of any event causing a material loss or decline in value of the Collateral, whether or not covered by insurance, and the amount of such loss or depreciation;

        (c)  the Borrower shall only use or permit the Collateral to be used in accordance with all applicable federal, state, county and municipal laws and regulations; and

        (d)  the Borrower shall have and maintain insurance at all times with respect to all Collateral against risks of fire (including so-called extended coverage), theft, sprinkler leakage, and other risks (including risk of flood if any Collateral is maintained at a location in a flood hazard zone) as the Creditor may require, in such form, in such amount, for such period and written by such companies as may be satisfactory to the Creditor in its sole discretion. Each such casualty insurance policy shall contain a standard Lender’s Loss Payable Clause issued in favor of PNC, any other Senior Lender and the Creditor under which all losses thereunder shall be paid to PNC, any other Senior Lender and the Creditor in accordance with the provisions of the Lien Intercreditor Agreement. Such policies shall expressly provide that the requisite insurance cannot be altered or canceled without at least thirty (30) days prior written notice to the Creditor and shall insure the Creditor notwithstanding the act or neglect of the Borrower. Upon the Creditor’s demand, the Borrower shall furnish the Creditor with duplicate original policies of insurance or such other evidence of insurance as the Creditor may require. In the event of failure to provide insurance as herein provided, the Creditor may, at its option, obtain such insurance and the Borrower shall pay to the Creditor, on demand, the cost thereof. Proceeds of insurance may be applied by the Creditor to reduce the Obligations or to repair or replace Collateral, all in the Creditor’s sole discretion.

        (e)  the Borrower shall defend title, at its own cost and expense, to the Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to Creditor and the priority thereof against all claims and demands of all persons, at its own cost and expense, at any time claiming (except to the extent related to a Lien in favor of a Senior Lender or in favor of a creditor with a Permitted Encumbrance) any interest therein adverse to the Creditor.

        (f)  the Borrower shall not, so long as any of the Obligations remain unpaid, execute, authorize or permit to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to any Collateral, except, in each case, financing statements filed or to be filed in respect of and covering the security interests granted by the Borrower to a Senior Lenders or the Creditor, or creditors granted Permitted Encumbrances.

        (g)  the Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Creditor’s security interest and shall cause its financial statements to reflect such security interest.

    6.        Negative Pledge; No Transfer. Except to a Senior Lender or as otherwise herein provided, the Borrower will not sell or offer to sell or otherwise transfer or grant or allow the imposition of a lien or security interest upon the Collateral (except for sales of inventory and collections of accounts in the Borrower’s ordinary course of business and the Permitted Encumbrances) or use any portion thereof in any manner inconsistent with this Agreement or with the terms and conditions of any policy of insurance thereon.

    7.      Covenants for Accounts.

        (a)  The Borrower will, on the Creditor’s demand, if all of Borrower’s obligations pursuant to the Senior Debt have been satisfied or any security interest in the Collateral granted under the PNC Documents and any other Senior Lender loan documents has been released, make notations on its books and records showing the Creditor’s security interest and make available to the Creditor shipping and delivery receipts evidencing the shipment of the goods that gave rise to an account, completion certificates or other proof of the satisfactory performance of services that gave rise to an account, a copy of the invoice for each account and copies of any written contract or order from which an account arose. The Borrower shall, if all of Borrower’s obligations pursuant to the Senior Debt have been satisfied or any security interest in the Collateral granted under the PNC Documents and any other Senior Lender loan documents has been released, promptly notify the Creditor if an account becomes evidenced or secured by an instrument or chattel paper and upon the Creditor’s request, will promptly deliver any such instrument or chattel paper to the Creditor, including any letter of credit delivered to the Borrower to support a shipment of inventory by the Borrower.

        (b)  If all of Borrower’s obligations pursuant to the Senior Debt have been satisfied and any security interest in the Collateral granted under the PNC Documents and any other Senior Lender loan documents has been released, the Borrower will promptly advise the Creditor whenever an account debtor refuses to retain or returns any goods with a sale price of $100,000 or more from the sale of which an account arose and will comply with any instructions that the Creditor may give regarding the sale or other disposition of such returns. From time to time with such frequency as the Creditor may request, the Borrower will report to the Creditor all credits given to account debtors on all accounts.

        (c)  If all of Borrower’s obligations pursuant to the Senior Debt have been satisfied or any security interest in the Collateral granted under the PNC Documents and any other Senior Lender loan documents has been released, the Borrower will immediately notify the Creditor if any account in the amount of $25,000 or more arises out of contracts with the United States or any department, agency or instrumentality thereof, and will execute any instruments and take any steps required by the Creditor so that all monies due and to become due under such contract shall be assigned to the Creditor and notice of the assignment given to and acknowledged by the appropriate government agency or authority under the Federal Assignment of Claims Act.

        (d)  At any time after the occurrence of an Event of Default, and if all of Borrower’s obligations pursuant to the Senior Debt have been satisfied or any security interest in the Collateral granted under the PNC Documents and any other Senior Lender loan documents has been released, the Creditor may direct any persons who are indebted to the Borrower on any Collateral consisting of accounts or general intangibles to make payment directly to the Creditor of the amounts due, without notice to Borrower. The Creditor is authorized to give receipts to such account debtors for any such payments and the account debtors will be protected in making such payments to the Creditor.

    8.      Further Assurances.

        (a)  UCC Filings. At the Creditor’s request, the Borrower will join with the Creditor in executing one or more financing, continuation or amendment statements pursuant to the UCC in form satisfactory to the Creditor and will pay the cost of preparing and filing the same in all jurisdictions in which such filing is deemed by the Creditor to be necessary or desirable in order to perfect, preserve and protect its security interests. The Borrower authorizes the Creditor to file financing, continuation or amendment statements pursuant to the UCC with respect to all or any part of the Collateral without the Borrower’s signature, where permitted by law. A carbon, photographic or other copy of this Agreement or of a UCC financing statement may be filed as and in lieu of a UCC financing statement. As of the date hereof, the Borrower shall execute and deliver the Perfection Certificate to the Creditor. Furthermore, within thirty (30) days of the end of each fiscal quarter of the Borrower, the Borrower shall execute and deliver a supplement to the Perfection Certificate in form and substance as set forth in Schedule I to the Perfection Certificate.

        (b)  Intellectual Property Filings. The Borrower hereby irrevocably authorizes the Creditor to file documents with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by the Borrower hereunder and naming the Borrower, as debtor, and Creditor, as secured party.

        (c)  Instruments and Tangible Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be evidenced by any instrument or tangible chattel paper, the Borrower acquiring such instrument or tangible chattel paper shall forthwith endorse, assign and deliver the same to the Creditor, accompanied by such instruments of transfer or assignment duly executed in blank as the Creditor may from time to time specify and which are satisfactory to holders of Senior Debt.

        (d)  Deposit Accounts. From and after the date in which all of Borrower’s obligations pursuant to the Senior Debt loan documents have been satisfied and any security interest in the Collateral granted under the PNC Documents and any other Senior Lender loan documents has been released ( the “Release Date”), except with respect to Deposit Accounts subject to certain Permitted Encumbrances for which “control” as defined by the UCC cannot be established as a matter of law (“Excluded Accounts”),, for each Deposit Account that the Borrower at any time opens or maintains, the Borrower shall notify the Creditor thereof and shall take such actions and execute and deliver such documents as may be reasonably required so that within 45 days of the Release Date (the “Effective Date”), Creditor shall have “control” with regard to all Deposit Accounts maintained by the Borrower as of the Effective Date either by (i) pursuant to a deposit account control agreement, in form and substance satisfactory to the Creditor, ( a ” Bank Control Agreement”) causing the depository bank to direct the disposition of funds from time to time credited to such Deposit Account, without further consent of the Borrower or any other person, (ii) by arranging for the Creditor to become the customer of the bank with respect to the Deposit Account or (iii) in the case of any Deposit Account maintained with a Bank that will not execute a Bank Control Agreement, transferring all funds therein to a Bank that does execute a Bank Control Agreement and closing any Deposit Account with a Bank that does not execute a Bank Control Agreement, with the Borrower being permitted, so long as no Default or Event of Default exists and is continuing, to exercise rights to withdraw funds from such Deposit Account and the Creditor shall have no right to take any action with respect to any such Deposit Account unless there is a Default or Event of Default. From the Release Date until such time as the Creditor shall have “control” of the applicable Deposit Accounts (subject to the 45 day period set forth above and to Excluded Accounts), Borrower covenants to keep such Deposit Accounts (other than Excluded Accounts) free and clear of any liens and shall not allow any other creditor or third party to establish “control” over such Deposit Accounts( other than Eccluded Accounts). The Borrower will represent and warrant to the Creditor on the Release Date that, as of the Release Date, it maintains no Deposit Accounts other than (i) Excluded Accounts or (ii) those for which the Borrower will provide control thereof to the Creditor pursuant to this Section 8(d). With respect to Deposit Accounts opened prior to the Release Date (except for Excluded Accounts), the Borrower agrees to use commercially reasonable efforts to obtain and will sign with each institution where such a Deposit Account is maintained a Bank Control Agreement as provided above. With respect to a Deposit Account opened on or after the Release Date (except for Excluded Accounts), the Borrower will require as a condition to opening the Deposit Account the execution of a Bank Control Agreement that will be in full force and effect upon execution by the parties thereto. If the Borrower is in compliance with this Subsection (d), it shall not be a Default or Event of Default that a Bank Control Agreement is not in effect with respect to a Deposit Account.

        (e)  Investment Property.

          (i)        If the Borrower shall at any time hold or acquire any certificated securities constituting Investment Property, the Borrower shall promptly endorse, assign and deliver the same to the Creditor, accompanied by such instruments of transfer or assignment duly executed in blank, all in form and substance satisfactory to the Creditor and holders of Senior Debt that are parties to the Lien Intercreditor Agreement. If any securities now or hereafter acquired by the Borrower constituting Investment Property are uncertificated and are issued to the Borrower or its nominee directly by the issuer thereof, the Borrower shall immediately notify the Creditor thereof and the Borrower shall either (A) pursuant to a securities account control agreement, in form and substance satisfactory to the Creditor, (a “Securities Control Agreement”) cause the issuer to agree to comply with instructions from the Creditor as to such securities, without further consent of the Borrower, such nominee or any other person (other than the Senior Lenders, while any Senior Debt is outstanding), or (B) arrange for the Creditor to become the registered owner of the securities. If any securities constituting Investment Property, whether certificated or uncertificated, or other Investment Property now or hereafter acquired by the Borrower is held by the Borrower or its nominee through a securities intermediary or commodity intermediary, the Borrower shall promptly notify the Creditor thereof and, either (A) pursuant to a Securities Control Agreement cause such securities intermediary or commodity intermediary, as the case may be, to agree to comply with entitlement orders or other instructions from the Creditor to such securities intermediary as to such securities or other Investment Property, or to apply any value distributed on account of any commodity contract as directed by the Creditor to such commodity intermediary, as the case may be, in each case without further consent of the Borrower, such nominee or any other person (other than the Senior Lenders, while any Senior Debt is outstanding), or (B) subject to the Lien Intercreditor Agreement in the case of financial assets constituting Investment Property or other Investment Property held through a securities intermediary, arrange for the Creditor to become the entitlement holder with respect to such Investment Property, with the Borrower being permitted, so long as no Default or Event of Default has occurred and is continuing, to exercise rights to withdraw or otherwise deal with such Investment Property pursuant to an agreement in form and substance satisfactory to the Creditor subject in any case to the terms of the Lien Intercreditor Agreement. The Borrower represents and warrants to the Creditor that, as of the date hereof, the Borrower maintains no securities accounts or commodity accounts with any securities intermediary or commodity intermediary other than (i) as set forth in Section II.E of the Perfection Certificate or (ii) those for which the Borrower has provided notice thereof to the Creditor pursuant to the preceding sentence. Subject to the provisions of this Section (8)(e)(i), each such securities account or commodities account is subject to a Securities Control Agreement that is in full force and effect.

          (ii)        As between the Creditor and the Borrower, the Borrower shall bear the investment risk with respect to the Investment Property, and the risk of loss of, damage to, or the destruction of the Investment Property, whether in the possession of, or maintained as a security entitlement by, or subject to the control of, the Senior Lenders, the Creditor, a securities intermediary, commodities intermediary, the Borrower or any other person; provided that, nothing contained in this Section 3.04(e)(ii) shall release or relieve any securities intermediary or commodities intermediary of its duties and obligations to the Borrower or any other person under any Securities Control Agreement or under applicable law. The Borrower shall promptly pay all taxes, fees, expense or other charges of whatever kind or nature with respect to the Investment Property pledged by it or this Agreement. In the event the Borrower shall fail to make such payment contemplated in the immediately preceding sentence, the Creditor may do so for the account of the Borrower shall promptly reimburse and indemnify the Creditor from all costs and expenses incurred by the Creditor under this Section 8(e)(ii).

        (f)  Electronic Chattel Paper and Transferable Records. If any amount payable under or in connection with any of the Collateral shall be evidenced by any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Borrower acquiring such electronic chattel paper or transferable record shall promptly notify the Creditor thereof and, at the request of the Creditor, shall take such action as the Creditor may request to vest in the Creditor control under UCC Section 9-105 of such electronic chattel paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record subject to the Lien Intercreditor Agreement. The Creditor agrees with the Borrower that the Creditor will arrange, pursuant to procedures satisfactory to the Creditor and the holders of Senior Debt that are parties to the Lien Intercreditor Agreement and so long as such procedures will not result in the Creditor’s loss of control, for the Borrower to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act of Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Borrower with respect to such electronic chattel paper or transferable record.

        (g)  Letter-of-Credit Rights. If the Borrower is at any time a beneficiary under a letter of credit in excess of $1.0 million now or hereafter issued in favor of the Borrower, the Borrower shall promptly notify the Creditor thereof and, at the request of the Creditor, the Borrower shall, pursuant to an agreement in form and substance satisfactory to the Creditor subject to the Lien Intercreditor Agreement, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Creditor of the proceeds of any drawing under the letter of credit or (ii) arrange for the Creditor to become the transferee beneficiary of the letter of credit.

        (h)  Commercial Tort Claims. At anytime after the Senior Debt is satisfied in full if the Borrower shall at any time hold or acquire a commercial tort claim relating to any of the Collateral, the Borrower shall promptly notify the Creditor in writing signed by the Borrower of the brief details thereof and grant to the Creditor in such writing a security interest therein and in the Proceeds thereof, all in accordance with this Agreement, with such writing to be in form and substance satisfactory to the Creditor.

    9.        Events of Default. The Borrower shall, at the Creditor’s option, be in default under this Agreement upon the happening of any of the following events or conditions (each, an “Event of Default”):

        (a)  any Event of Default (as defined in any of the Obligations);

        (b)  any default under any of the Obligations that does not have a defined set of Events of Default and the lapse of any notice or cure period provided in such Obligations with respect to such default or if none the failure to cure upon thirty (30) days prior written notice of such default by the Creditor to the Borrower;

        (c)  the failure by the Borrower to perform any of its obligations under this Agreement after thirty (30) days prior written notice of such default by the Creditor to the Borrower and the Borrower’s failure to cure such default;

        (d)  falsity, inaccuracy or material breach by the Borrower of any written material warranty, representation or statement made or furnished to the Creditor by or on behalf of the Borrower;

        (e)  an uninsured material loss, theft, damage, or destruction to any of the Collateral, or the entry of any judgment or judgments against the Borrower for an aggregate amount in excess of Two Hundred Thousand Dollars ($200,000.00) which within forty (40) days of such entry is not either satisfied, stayed or discharged of record, or any lien against or the making of any levy, seizure or attachment of or on the Collateral in an amount in excess of Two Hundred Thousand Dollars ($200,000.00);

        (f)  except as permitted or contemplated by this Agreement the failure of the Creditor to have a perfected second priority security interest in the Collateral;

        (g)  any indication or evidence received by the Creditor that the Borrower may have directly or indirectly been engaged in any type of activity which, in the Creditor’s discretion, might result in the forfeiture of any property of the Borrower to any governmental entity, federal, state or local with a value of Two Hundred Thousand ($200,000.00) or more;

        (h)  any event of default under the Senior Debt which is not cured within the time provided therefor or waived by the holders of the Senior Debt;

        (i)  any order, judgment or decree shall be entered, without Borrower’s application, approval or consent, by any court of competent jurisdiction, approving a petition seeking reorganization of Borrower or of all or a substantially part of its assets, or appointing a receiver, custodian, trustee, intervenor or liquidator therefor, or such a petition seeking reorganization or liquidation shall be filed against Borrower and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days; or

        (j)  Borrower shall: (I) apply for or consent to the appointment of a receiver, trustee or liquidator of any material part of its property; (II) admit in writing its inability to pay debts as they mature; (III) make a general assignment for the benefit of creditors; (IV) be adjudicated bankrupt or insolvent; (V) file a voluntary petition in bankruptcy or a petition or an answer seeking an arrangement with creditors or take advantage of any bankruptcy, insolvency, readjustment of debt, dissolution or liquidation law, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law; or (VI) take any action for the purpose of effectuating any of the foregoing.

    10.        Remedies. Upon the occurrence of any such Event of Default and at any time thereafter, the Creditor may declare all Obligations secured hereby immediately due and payable and shall have, in addition to any remedies provided herein or by any applicable law or in equity, all the remedies of a secured party under the UCC. The Creditor’s remedies include, but are not limited to, the right to (a) peaceably by its own means or with judicial assistance enter the Borrower’s premises and take possession of the Collateral without prior notice to the Borrower or the opportunity for a hearing, (b) render the Collateral unusable, (c) dispose of the Collateral on the Borrower’s premises, (d) require the Borrower to assemble the Collateral and make it available to the Creditor at a place designated by the Creditor, and (e) notify the United States Postal Service to send the Borrower’s mail to the Creditor. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Creditor will give the Borrower reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of commercially reasonable notice shall be met if such notice is sent to the Borrower at least five (5) days before the time of the intended sale or disposition. Expenses of retaking, holding, preparing for sale, selling or the like shall include the Creditor’s reasonable attorney’s fees and legal expenses, incurred or expended by the Creditor to enforce any payment due it under this Agreement either as against the Borrower, or in the prosecution or defense of any action, or concerning any matter growing out of or connection with the subject matter of this Agreement and the Collateral pledged hereunder. The Borrower waives all relief from all appraisement or exemption laws now in force or hereafter enacted. The Creditor’s right to exercise the foregoing remedies shall be subject to the terms of the Lien Intercreditor Agreement or the terms of any Permitted Encumbrance.

    11.        Power of Attorney. The Borrower does hereby make, constitute and appoint any officer or agent of the Creditor as the Borrower’s true and lawful attorney-in-fact, with power to (a) endorse the name of the Borrower or any of the Borrower’s officers or agents upon any notes, checks, drafts, money orders, or other instruments of payment or Collateral that may come into the Creditor’s possession in full or part payment of any Obligations; (b) sue for, compromise, settle and release all claims and disputes with respect to, the Collateral; and (c) sign, for the Borrower, financing, continuation or amendment statements pursuant to the UCC, or supplemental intellectual property security agreements; granting to the Borrower’s said attorney full power to do any and all things necessary to be done in and about the premises as fully and effectually as the Borrower might or could do. The Borrower hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest, and is irrevocable. The aforesaid power of attorney can only be exercised by Creditor if all of Borrower’s obligations pursuant to the Senior Debt have been satisfied or any security interest in the Collateral granted under the PNC Documents and any other Senior Lender loan documents has been released and with respect to property subject to a Permitted Encumbrance, the approval of the holder of the Permitted Encumbrance.

    12.        Payment of Expenses. At its option, the Creditor may discharge taxes, liens, security interests or such other encumbrances as may attach to the Collateral, may pay for required insurance on the Collateral and may pay for the maintenance, appraisal or reappraisal, and preservation of the Collateral, as determined by the Creditor to be necessary. The Borrower will reimburse the Creditor on demand for any payment so made or any expense incurred by the Creditor pursuant to the foregoing authorization, and the Collateral also will secure any advances or payments so made or expenses so incurred by the Creditor.

    13.        Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt. Such notices and other communications may be hand delivered, sent by facsimile transmission with confirmation of delivery and a copy sent by first-class mail, or sent by nationally recognized overnight courier service, to a party’s address set forth above or to such other address as any party may give to the other in writing for such purpose.

    14.        Preservation of Rights. No delay or omission on the Creditor’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Creditor’s action or inaction impair any such right or power. The Creditor’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies that the Creditor may have under other agreements, at law, or in equity.

    15.        Illegality. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

    16.        Changes in Writing. No modification, amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower therefrom will be effective unless made in a writing signed by the Creditor, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case will entitle the Borrower to any other or further notice or demand in the same, similar or other circumstance.

    17.        Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

    18.        Counterparts. This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Agreement by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

    19.        Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Borrower and the Creditor and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Borrower may not assign this Agreement in whole or in part without the Creditor’s prior written consent and the Creditor at any time may assign this Agreement in whole or in part.

    20.        Interpretation. In this Agreement, unless the Creditor and the Borrower otherwise agree in writing, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word “or” shall be deemed to include “and/or”, the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Agreement unless otherwise indicated. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. If this Agreement is executed by more than one Borrower, the obligations of such persons or entities will be joint and several.

    21.        Indemnity. The Borrower agrees to indemnify each of the Creditor, its directors, officers and employees and each legal entity, if any, who controls the Creditor (the “Indemnified Parties”) and to hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party as a result of the execution of or performance under this Agreement; provided, however, that the foregoing indemnity agreement shall not apply to claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party’s gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Agreement. The Borrower may participate at its expense in the defense of any such claim.

    22.        Governing Law and Jurisdiction. This Agreement has been delivered to and accepted by the Creditor and will be deemed to be made in the State of New York. THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the State of New York; provided that nothing contained in this Agreement will prevent the Creditor from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Creditor and the Borrower agree that the venue provided above is the most convenient forum for both the Creditor and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

    23.        WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE CREDITOR IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER AND THE CREDITOR ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

    24.        Substitute or Additional Holders. Creditor or any other holder of an Obligation, including the Note in the amount of $3,500,000 of the Borrower to the order of the Creditor, shall execute an agreement with any holder of Senior Debt in form and substance similar to the Lien Intercreditor Agreement at the request of the Borrower or any such holder of Senior Debt.

{END OF TEXT; SIGNATURE PAGE FOLLOWS}

WITNESS the due execution hereof as a document under seal, as of the date first written above.

WITNESS / ATTEST: By: JACK B. HOOD —————————————— Print Name: Jack B. Hood Title: CFO	BORROWER: DISCOVERY TOYS, INC. By: JAMES M. CASCINO —————————————— James M. Cascino Chief Executive Officer

WITNESS / ATTEST: By: MARGARET A. AUPKE —————————————— Name: Margaret A. Aupke Title: Assistant Treasurer	CREDITOR: AVON PRODUCTS, INC. By: DENNIS LING —————————————— Name: Dennis Ling Title: Group Vice President, Finance & Treasurer

19

EXHIBIT “A”

TO SECURITY AGREEMENT

FORM OF PERFECTION CERTIFICATE

        This Perfection Certificate, dated as of December 27, 2002 (this “Certificate”), is delivered in accordance with the Security Agreement, dated as of December 27, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and between DISCOVERY TOYS, INC. (the “Borrower”) and AVON PRODUCTS, INC. (the “Creditor”). Undefined capitalized terms used herein have the meanings assigned to such terms in the Security Agreement.

        The undersigned hereby certifies to Creditor that he is the [________] of Borrower, and that as such he is qualified to deliver this Certificate, and further certifies as follows:

I.	Names/Locations.

A.

Legal Name, Organization, Jurisdiction of Organization and Organizational Identification Number. The full and exact legal name (as it appears in the articles of incorporation (as amended to date), the type of organization, the jurisdiction of organization (or formation, as applicable), and the organizational identification number of the Borrower is as follows:

Borrower	Organization Type	Jurisdiction of Formation	Organizational ID	Federal Employer ID

B.

Trade Names. Set forth below for the Borrower is a complete list of all trade or assumed names associated with the Borrower, whether currently used, used during the past five years, or by which the Borrower is or was known or transacted any business (other than the name identified in Section I.A of this Certificate):

Borrower	Trade/Assumed Name	Prior Trade/Assumed Name

C.

Changes in Names, Jurisdiction of Organization or Corporate Structure. Except as set forth below, the Borrower has not changed its name, jurisdiction of organization or corporate structure in any way (whether by merger, consolidation, change in corporate form, change in jurisdiction of organization or otherwise) within the past five years:

Borrower	Date of Change	Description of Change

D.

Chief Executive Offices and Mailing Addresses. For the Borrower, the address of its chief executive office, and its preferred mailing address (if different from the address of the chief executive office), is set forth below:

Borrower	Address of Chief Executive Office	Mailing Address (if different from CEO address)

E.	Prior Addresses. Except as set forth below, the Borrower has not changed its chief executive office within the past five years:

Borrower	Prior Address

F.

Acquisitions of Equity Interests or Assets. Except as set forth below, the Borrower has not acquired Equity Interests of another person or substantially all the assets of another person within the past five years:

Borrower	Date of Acquisition	Description of Acquisition

II.	Information regarding Securities Agreement Collateral.

A.

Tangible Personal Property. For the Borrower, a complete list of the locations where the Borrower currently maintains, or has maintained within the past five years, any of its tangible personal property (including Goods, Inventory and Equipment) (whether or not in the possession of the Borrower) are set forth below:

Borrower	Location Address	County	Description of Assets

B.	Warehousemen and Bailees. Except as set forth below, no persons (including warehousemen and bailees) other than the Borrower have possession of any of such Loan Party’s personal property:

Borrower	Location Address	County	Description of Assets and Value

C.	Fixtures/Real Property. Set forth below is a complete list of locations where the Borrower owns or leases any real property:

Borrower	Address	County	If owned, so indicate - otherwise provide Name/Address of record owner

D.

Securities Collateral. For the Borrower, set forth below is a list of all Equity Interests owned together with the type of organization that issued such Equity Interests (e.g., corporation, limited liability company, partnership or trust):

Borrower	Issuer	Type of Org.	# of Shares Owned	Total Shares Out- stand -ing	% of Interest Pledged	Cert. # (if un- certif'd, so indicate)	Par Value

E.	Securities Accounts. For the Borrower, set forth below is a list of all Securities Accounts in which such Loan Party maintains securities or other Financial Assets:

Borrower	Type of Account	Name/Address of Financial Institution

F.	Deposit Accounts. With respect to the Borrower, set forth below is a list of all Deposit Accounts:

Borrower	Type of Account	Name/Address of Financial Institution

G.	Debt Instruments. Set forth below is a list of all Instruments owed to the Borrower:

Borrower	Issuer	Principal Amount	Date of Issuance	Interest Rate	Maturity Date

H.	Intercompany Indebtedness. Set forth below is a complete and accurate list of all Intercompany Indebtedness as of the Closing Date:

Borrower	Issuer	Principal Amount	Date of Issuance	Description

I.	Intellectual Property. For the Borrower, set forth below is a list of all copyrights, patents, trademarks, and other intellectual property owned or used, or hereafter adopted, held or used:

Borrower	Copyright	Filing Date	Status	Reg. No.

Borrower	Patentt	Filing Date	Status	Reg. No.

Borrower	Trademark	Filing Date	Status	Reg. No.

J.	Commercial Tort Claims. For the Borrower, set forth below is a complete list of all commercial tort claims held by the Borrower, including a brief description of each.

Borrower	Claim	Description

III.	Search Reports; Filing Locations.

A.

File Search Reports. As of the Closing Date, file search reports have been obtained from each UCC filing office identified with respect to the Borrower, and such search reports reflect no Liens against any of the Collateral other than those permitted under the Security Agreement and the PNC Documents.

Borrower	Type of Filing	Filing Office	Jurisdiction

B.

Schedule of Filings. Set forth below, with respect to the filings described in Section 8 of the Security Agreement, is a list of each filing and the filing office in which such filing is to be made. All such filings have been delivered to the Creditor for filing, or have been filed contemporaneously with the delivery of this Perfection Certificate, or shall be filed promptly after the date hereof, in each case unless otherwise specified.

Borrower	Type of Filing	Filing Office	Jurisdiction

IN WITNESS WHEREOF, the undersigned hereto has executed this Perfection Certificate as of the date first written above.

By: —————————————— Name: Title:

EXHIBIT “B”

TO SECURITY AGREEMENT

Permitted liens:

Secured Party:	Yale Financial Services, Inc.
Collateral:	New Yale Forklift ERC040A with battery & charger and all accessions, additions, replacements and substitutions thereto and therefor, and all proceeds (including insurance proceeds) thereof.
Filing No.:	Original - 1993258216
Filing Date:	12/23/1993

Secured Party:	Yale Financial Services, Inc.
Collateral:	New Yale Forklift ERC040A with battery & charger and all accessions, additions, replacements and substitutions thereto and therefor, and all proceeds (including insurance proceeds) thereof.
Filing No.:	Continuation - 1998184C0194
Filing Date:	07/02/1998

Secured Party:	PNC Bank, National Association
Collateral:	Blanket lien
Filing No.:	Original - 199914060939
Filing Date:	05/19/1999

Secured Party:	PNC Bank, National Association
Collateral:	Blanket lien
Filing No.:	Amendment - 2002122C0155
Filing Date:	05/01/2002